(23) CONSENT OF EXPERTS AND COUNSEL--OPINION OF COUNSEL

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                                GERALD A. KAUFMAN
                                 ATTORNEY AT LAW
                              33 WALT WHITMAN ROAD
                                    SUITE 233
                       HUNTINGTON STATION, NEW YORK 1 1746

                            TELEPHONE (631) 271-2055
                               FAX (631) 271-2488


                                                                 August 10, 2000

First Montauk Securities Corp.
328 Newman Springs Road
Red Bank, NJ   07701

Gentlemen:

     I have acted as counsel to Net/Tech International, Inc., a Delaware Corporation (the "Company"), in connection with the offering by you on behalf of the Company of an aggregate of 3,000,000 shares of common stock, par value $.01 per share (the "Common Stock"). The Common Stock will be offered pursuant to a Placement Agency Agreement dated May 2, 2000 (the "Agreement") between you and the Company. Unless expressly set forth herein to the contrary, all capitalized terms set forth herein shall have the same meaning as ascribed to them in the Agreement. The term "Company" includes only Net/Tech International, Inc. and does not include Results Oriented Integration Corporation d/b/a ROI Corporation.

     I have examined copies of the Offering Documents (as defined in the Agreement). As such counsel, I have made such examination of law, have examined originals as copies certified or otherwise authenticated to my satisfaction, of all such records, agreements and other instruments, certificates and orders of public officials, certificates of officers and representatives of the Company, including the transfer agent for its Common Stock and other documents that I have deemed necessary to render the opinions hereinafter set forth. In addition, as such counsel, I have participated in limited conferences with officers of the Company and received such certificates, statements, information and assurances as to matters of fact as I have deemed necessary in order to render the opinions hereinafter set forth; however, 1 am not, except as hereinafter expressly stated, passing upon and do not assume responsibility for the accuracy, completeness of fairness of the statements contained in the Offering Documents as I have not participated in the preparation of the Offering Documents nor have I independently

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verified any such information.  Furthermore, except as hereinafter expressly set forth, I express no opinion whatsoever with respect to the financial statements and other financial or statistical data included in the Offering Documents.

In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original thereof of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to such opinion, I have relied, to the extent that relevant facts were not independently established by me and to the extent I deemed reliance proper, on certificates of public officials and certificates, oaths and declarations of officers and other representatives of the Company, upon which 1 have no reason to believe that I and you are not entitled to so rely, and on the statements of fact contained in the Offering Documents.

     I note that I am a member of the bar of the State of New York and am not conversant in the laws of any other jurisdiction or any matters relating to intellectual property law including those relating to patents and patent applications.

     Based upon the foregoing, I hereby advise you that in my opinion:

     (i) the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Offering Documents and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary (except where the failure to so qualify would not have a material adverse effect upon the Company or its business);

     (ii) the Company has, as of the date hereof, an authorized, and, to the best of my knowledge, outstanding capitalization as set forth in the Offering Documents. Each issued and outstanding share of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof solely by being such a holder to my knowledge or as set forth on a schedule hereto has not been issued and is not owned or held in violation of any preemptive right of stockholders. To the best of my knowledge, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be properly described in the Offering
Documents in this Agreement or in a schedule hereto. To the best of my knowledge, there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as may be properly described in the Offering Documents or in a schedule hereto;

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     (iii) to the best of my  knowledge,  there is no  litigation,  arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to the Company or any of its operations, businesses, properties, or assets except as may be properly described in the Offering Documents, in this Agreement or in a schedule hereto or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or which could materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement;

     (iv) to the best of my knowledge, the Company is not in violation or breach of, or in default with respect to, complying with any provision of any contract, agreement, instrument, lease, license, arrangement, or understanding known to me and which is material to the business of the Company.

     (v) the Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement, and to consummate the transactions contemplated hereby. All necessary corporate proceedings f the Company have been taken to authorize the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable and then except, as to those provisions relating to indemnity or contribution, such opinion shall be limited as effected by any Federal or state securities laws regarding indemnity and/or contribution;

     (vi) the Shares conform to all statements relating thereto contained in the Offering Documents under "Description of the Securities Common Stock". The
Shares, shall be validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof and to the best of my knowledge or as set forth in a schedule annexed hereto shall not have been issued in violation of any preemptive rights of stockholders;

     (vii) assuming the accuracy of the representations and warranties of the Proposed Investors set forth in the Subscription Agreements and Investor Questionnaires and the representations and warranties of the Placement Agent set forth herein, the Offering Documents (except that no independent verification has been made and no opinion need be expressed as to the financial statements, related schedules, or other financial data contained therein) comply as to form in all material respects with requirements of the Act and the regulations thereunder. To the best of my knowledge, any

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contract,  agreement,  instrument,  lease, license, or document described in the
Offering Documents has been accurately described therein;

     (viii) to the best of my knowledge, no modification, rescission, suspension, or withdrawal of registration or qualification of the Shares, or of any exemption from such registration of qualification, has been issued and no proceedings for that purpose have been instituted or threatened (although I have not participated any such review of exemptions, registrations or qualifications).

     (ix) Having participated in only limited conferences with officers and other representatives of the Company, I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Statement. On the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers of the Company), nothing has come to my attention that causes me to believe that the Disclosure Statement as supplemented or amended at all times up to and including the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading (it being understood that I express no opinion or belief with respect to the financial information or statistical data included in the Offering Documents);

     (x) assuming (which will not be verified) that (i) a proper Form D is filed in accordance with Rule 503 of Regulation D, (ii) that the offer and the sale of the Shares by the Placement Agent was made in compliance with Rule 506 of Regulation D and that the Placement Agent's representations and warranties set forth herein are true and correct, and (iii) that the representations of the Prospective Investors in the Subscription Agreements and Investors Questionnaire signed by them are true and correct (which facts will not be independently verified by me), the sale of Shares in the Offering is exempt from registration under the Securities Act of 1933 and is in compliance with Regulation D;

     (xi) neither the execution and delivery of this Agreement, the certificates representing the Shares, nor compliance with the terms hereof or thereof will
(i) conflict with, result in a breach of, or constitute a default under the Articles or Certificate of Incorporation or By-Laws of the Company, or, to the best of my knowledge, any material contract, instrument, agreement or document to which the Company is a party, or by which the assets or properties of the Company are bound; or (ii) to the best of my knowledge have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise (other than Excluded Laws) necessary for the Company to own or lease and operate any of its properties and to conduct its business or the ability of the Company to make use thereof as described it) the Offering Documents;

     (xii) to the best of my knowledge, there are no material licenses, permits, certificates, registrations, approvals or consents of any governmental agency, commission, board, instrumentality or department that are required to be obtained by

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the Company in order to conduct its  business  as  conducted  at the date hereof which have not been so obtained and the failure to so obtain which would have a material. adverse effect on the Company's business;

     (xiii) to the best of my knowledge and except as disclosed in the Offering Documents, the issuance of the Shares in the Offering will not give any holder of any of the Company's outstanding options, warrants or other convertible securities or rights to purchase shares of the Company's Common Stock or Preferred Stock, the right to purchase any additional shares of Common Stock and/or the right to purchase shares at a reduced price.

     As stated in rendering such opinion, counsel I have relied (A) as to matters of fact, to the extent I deem proper, on certificates of responsible officers of the Company; and (B) to the extent I deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of Offering Documents respecting the corporate existence or good standing of the Company, and copies of any such statements or certificates shall be delivered to counsel for the Placement Agent.

     This opinion is rendered pursuant to Section 9(a) of the Agreement solely for your benefit. No other person or entity shall be entitled to rely hereon without the express written consent of this firm. You are not authorized to distribute this opinion or copies hereof to any person or entity for any reason whatsoever, including but not limited to, any state or federal regulatory authority, absent any court order requiring such production. In the event. that you are in receipt of any such order, you agree to immediately notify me. I assume no obligation whatsoever to advise you of any events subsequent to the date hereof.

                                        Very truly yours,

                                        /s/ Gerald A. Kaufman

                                        Gerald A. Kaufman


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                                GERALD A. KAUFMAN
                                 ATTORNEY AT LAW
                              33 WALT WHITMAN ROAD
                                    SUITE 233
                       HUNTINGTON STATION, NEW YORK 11746

                            TELEPHONE (631) 271-2055
                               FAX (631) 271-2488

                                 August 10, 2000

First Montauk Securities Corporation
328 Newman Springs Road
Red Bank, N7 07701

Gentlemen:

     This will supplement my opinion to you of today's date, relating to the Placement Agency Agreement dated May 2, 2000. All caveats and disclaimers of that opinion apply to this supplemental opinion.

     I did not participate in the drafting or negotiations related to the Plan and Agreement of Merger and Exchange of Stock dated December 17, 1999, as amended ("Merger Agreement") entered into, among others, Net/Tech International, Inc., Net/Tech Acquisition Corporation and Result Oriented Integration
Corporation. However, I did a limited review of the Merger Agreement and reviewed certain documents utilized in connection therewith.

     Based upon the above, it is my opinion that the aforesaid Merger Agreement and the transactions contemplated therein have been duly authorized and approved by the shareholders and Board of Directors of Net/Tech International, Inc.

                                        Very truly yours,

                                        /s/ Gerald A. Kaufman

                                        Gerald A. Kaufman

GAK:amc

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                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                ATTORNEYS AT LAW

                                  www.pgfm.com
                         PLEASE RESPOND: Atlanta Address

      Sixteenth Floor                                        Sixth Floor
191 Peachtree Street, N..E.,                        1001 Pennsylvania Ave., N.W.
   Atlanta, Georgia 30303                              Washington, D.C. 20004
        404-572-6600                                        202-347-0066
   Facsimile 404-672-8999                              Facsimile 202-924-7222

                            Direct Dial: 404.572-6987
                           E-mail: arubinoff@pgfm.com

                                 August 11, 2000

First Montauk. Securities Corp.
Parkway 109 Office Center
328 Newman Springs Road
Red Hank, New Jersey 07701

Ladies and Gentlemen:

     We have acted as counsel to Results Oriented Integration Corporation, a Georgia corporation ("ROI") in connection with the transaction contemplated by that certain Plan and Agreement of Merger and Exchange of Stock by and among Net/Tech International, Inc., a Delaware corporation ("Net/Tech") Net/Tech Acquisition Corporation, a Georgia corporation and wholly-owned subsidiary of Net/Tech (the "Subsidiary"), ROI, Charles A McRoberts, an individual resident of Georgia, John W. McRoberts, an individual resident of Alabama, and Charles Pecchio, Jr., an individual resident of Georgia (the "Controlling Shareholders"), dated as of December 17, 1999, as amended June 8, 2000 (collectively, the "Agreement").

     In giving this opinion we have examined originals or documents certified or otherwise identified to our satisfaction as copies of the originals of only the following and no other documents, and is giving this opinion have relied on only the following documents:

     1.   The Agreement;

     2. Unanimous Consent of Directors of ROI to Adoption of Certain Actions and Resolutions in Lieu of Special Meeting;

     3. Unanimous Consent of Shareholders of ROI to Adoption of Certain Actions and Resolutions in Lieu of Special Meeting.

     In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to the authentic originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. We have also assumed, without verifying such

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assumptions,  that all  documents  executed  by a party  were  duly and  validly executed and delivered by such party and are legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms.

     This opinion is limited to the laws of the State of Georgia and applicable federal law.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The directors of ROI have approved, by unanimous consent, the execution and delivery by ROI of the Agreement and the transactions contemplated therein; and

     2. The shareholders of ROI have approved, by unanimous consent, the execution and delivery by ROI of the Agreement and the transactions contemplated therein.

     The undersigned expresses no opinion as to any matter other than is expressly set forth above, and no other opinion is intended to be implied nor may be inferred herein. This opinion is given as of the date hereof, and it should be noted that material changes regarding matters of fact and applicable law may hereafter occur. The undersigned disclaims any undertaking to revise or supplement the foregoing opinions or to advise you of any change in. the law, whether b y legislative or regulatory action, judicial interpretation or otherwise, or of any change of facts as they currently exist or which may subsequently be brought to the attention of the undersigned. This opinion is being furnished solely for its benefit and use in connection with the above transaction. This opinion may not be relied upon by any other person or entity or for any other purpose without the prior written consent of the undersigned.

                                        Very truly yours,

                                        POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                                        /s/ illegible

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